UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 17, 2024

DMC Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14775	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11800 Ridge Parkway, Suite 300, Broomfield, Colorado 80021
(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.05 Par Value	BOOM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

On February 17, 2024, DMC Global Inc. (the “Company”) entered into a Retention Agreement with Ian Grieves, President and Managing Director of DynaEnergetics (the “Retention Agreement”), in connection with the Company’s recently announced strategic alternatives process for its DynaEnergetics business. Under the Retention Agreement, Mr. Grieves will be entitled to receive an aggregate cash bonus of up to €425,000 if he satisfies certain requirements and other conditions in the Retention Agreement are met.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMC Global Inc.

Dated:	February 22, 2024	By:	/s/ Michelle Shepston
Michelle Shepston
Executive Vice President, Chief Legal Officer and Secretary